AFL-CIO Housing Investment Trust 485BPOS

Exhibit 99(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 29, 2024, and each included in this Post-Effective Amendment No. 84 to the Registration Statement (Form N-1A, File No. 333-59762) of American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 29, 2024, with respect to the financial statements and financial highlights of American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

April 29, 2024